UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 15, 2014

Date of Report (Date of earliest event reported)

Sophiris Bio Inc.
(Exact name of registrant as specified in its charter)

British Columbia	001-36054	98-1008712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1258 Prospect Street La Jolla, CA	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 777-1760

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 15, 2014, Sophiris Bio Inc. (the Company) announced findings from an administrative interim analysis of efficacy in its ongoing Phase 3 “PLUS-1” trial of PRX302 as a treatment for lower urinary tract symptoms of BPH. The Independent Data Monitoring Committee (IDMC) reported that a predefined efficacy threshold following treatment was not achieved. This administrative interim analysis was conducted specifically for planning subsequent clinical trials. The ongoing “PLUS-1” study is unaffected by this recommendation, and all patients in the study will continue to be followed to enable the evaluation of the primary efficacy endpoint at 52 weeks.

The IDMC completed the planned, protocol-specified administrative analysis of efficacy based on the International Prostate Symptom Score (IPSS) change from baseline to Week 12 for all 479 patients dosed in the study. The protocol-specified administrative analysis of efficacy threshold at 12 weeks is defined as an IPSS treatment effect of ≥ 2.0 points favoring PRX302 over vehicle-only (i.e.average IPSS total score change from baseline (CFB) for PRX302 minus IPSS CFB for vehicle-only). Simultaneously with this administrative interim efficacy analysis, the IDMC completed its fifth and final periodic analysis of unblinded safety data and reported no safety concerns to Sophiris. There were no events of sepsis reported post administration of study drug in this trial.

The IDMC conveyed this recommendation to Sophiris in a manner that would not unblind the study nor reveal the actual measured treatment effect. Sophiris and others directly involved in the study will remain blinded to treatment group assignment as the 52 week monitoring period continues until after the last patient has completed the study, which is anticipated to be in September 2015

The Phase 3 “PLUS-1” study is an international, multicenter, randomized, double-blind, and vehicle-controlled trial to assess the safety and efficacy of a single intraprostatic administration of PRX302 (0.6 µg/g prostate) for the treatment of BPH. Enrollment and dosing in the study were completed in September 2014. The primary endpoint is the IPSS total score change from baseline over 52 weeks. Secondary endpoints include Qmax (maximum urine flow) change from baseline over 52 weeks. The full sample size of 220 patients per group would provide 90% power to detect a ≥ 2.5 point treatment group difference in IPSS total score change from baseline using a 2 sided test at Type 1 error 0.05, assuming a standard deviation of ≤ 8.

Certain statements included in this Form 8-K may be considered forward-looking including any implied statements about the results of the ongoing clinical trial of PRX302 or the efficacy of PRX302. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from those implied by such statements, and therefore these statements should not be read as guarantees of future performance or results. All forward-looking statements are based on Sophiris’ current beliefs as well as assumptions made by and information currently available to Sophiris Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Due to risks and uncertainties, including risks that the interim analysis after three months from treatment may not be indicative of the final results after 12 months from treatment, risks relating to the Company’s ability to raise capital to fund an additional Phase 3 clinical trial and the risks and uncertainties identified by Sophiris in its public securities filings; actual events may differ materially from current expectations. Sophiris disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated December 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sophiris Bio Inc.

Dated: December 15, 2014
	By:	/s/ Peter Slover
Peter Slover
Chief Financial Officer